Exhibit 99.1

GCI REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS
Consolidated Revenue of $231 million
Adjusted EBITDA of $82 million Before Transition Costs

May 5, 2015, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) today reported financial and operational performance for the first quarter of 2015.
Significant Recent Events

•	Closed on the Alaska Wireless Network (AWN) transaction

•	Refinanced $425 million in bonds

•	Successfully transitioned former ACS wireless customers onto the Company’s customer care and billing system on April 12th
Consolidated revenues for the first quarter of 2015 were $231 million, an increase of $15 million or seven percent when compared to the first quarter of 2014, and an increase of $2 million or one percent over the fourth quarter of 2014. This growth is attributable to continued strong growth in high speed data service as well as growth in wireless.
Adjusted EBITDA before one-time transition costs for the quarter were $82 million, an increase of $7 million or ten percent compared with the first quarter of 2014 and $11 million or 16 percent compared to the fourth quarter of 2014. One-time transition costs associated with the AWN transaction noted above were approximately $7 million during the quarter.
“I am pleased with the Company’s performance during the quarter,” said Ron Duncan, GCI’s president and chief executive officer. “Revenue and EBITDA growth were strong, driven by outperformance in data and wireless. In addition, the Company achieved a significant milestone with the closing of the AWN transaction and the smooth transition of the acquired ACS wireless customers. I am proud of the effort put in by the transition team. We also made improvements in our capital structure by refinancing a large portion of our high yield debt, which reduced annual interest expense and extended the Company’s debt maturities.”
Operating Statistical Highlights

	1Q15	1Q14	4Q14
Wireless Subscribers	238,600	142,400	149,600
Wireless ARPU	$48.23	$50.01	$50.16
Cable Modem Subscribers	135,800	130,400	133,200
Data ARPU	$83.93	$75.93	$83.01

The large increase in wireless subscribers was driven by the acquisition of the ACS wireless customer base as well as growth in the underlying GCI base. Cable modem growth and ARPU increases continue to be driven by the popularity of GCI’s new pricing plans and faster download speeds.

Wireless ARPU has declined largely due to the growing adoption by customers of GCI’s new “bring your own device” plans and bundling discounts.
Operating and Financial Highlights
Wireless:
The Wireless segment posted revenues of $59 million for the quarter, representing a five percent decline over the first quarter of 2014 and a four percent decline over the fourth quarter of 2014. The decrease in revenue was related to a simplification in how we internally allocate revenues between segments, which became possible after the AWN transaction. Total wireless revenues between the wireless and wireline segments actually grew on both a year-over-year and sequential basis by $7 million and $6 million respectively. Approximately $4 million of that growth was due to the success of “bring your own device” plans with handset financing.
The Wireless segment revenue detail is as follows:

($ millions)	1Q15	1Q14	4Q14
Wholesale Wireless	21	25	25
Roaming and Backhaul	24	25	23
USF Support	14	13	14
Total Wireless Revenue	59	63	62

Wireless segment adjusted EBITDA was $37 million for the quarter, a decrease of $1 million or two percent over the first quarter of 2014, but a sequential increase of $5 million or 14 percent over the fourth quarter of 2014. But for the election of the wireline segment to not take handset subsidies in the first quarter of 2014 of approximately $5 million, Wireless EBITDA would have been up $4 million on a year-over-year basis.
Adjusted EBITDA for the quarter was improved by a decrease in roaming costs, primarily due to better management of permanent and high roaming customers, and a decrease in distribution and capacity costs.

Wireline:
The Wireline segment posted revenues of $172 million, an $18 million or 12 percent increase over the first quarter of 2014 and a $5 million or three percent increase over the prior quarter.
Adjusted EBITDA for the quarter was $45 million before one-time transition costs of $7 million. That compares favorably with $38 million in the fourth quarter of 2014 and approximately $42 million in the first quarter of 2014 adjusted for the handset subsidies.
Wireline - Consumer:

Consumer revenues were $85 million for the quarter, a year-over-year increase of $15 million or twenty one percent, and a sequential increase of $8 million or 11 percent.
Revenue growth has been driven in part by growth in high speed data products, which continue to grow year-over-year at a double digit rate. The quarter included the addition of 2,600 cable modem subscribers, and an increase in ARPU, reflecting the popularity of GCI’s market-leading high speed data product, re:D.
Consumer wireless also showed consistent growth, even after taking into account the acquisition of the ACS wireless subscriber base. In addition to the ACS subscribers acquired, the Company added 2,000 new consumer wireless subscribers.
GCI has seen growing adoption of the consumer wireless plans that incorporate equipment installment plans and shared data. For the quarter GCI had $4 million in net financed handset revenue.

Wireline - Business Services:
Business Services revenues, which includes broadcast and cable advertising revenues, were $53 million for the quarter, representing a slight increase over the first quarter of 2014 and a $5 million or nine percent sequential decline.
On a sequential basis, there was a $6 million decline in video revenues, driven in large part by a decline in advertising revenues after a robust political season in 2014.
Wireline - Managed Broadband:
Managed Broadband revenues were $34 million for the quarter, representing a $3 million or nine percent increase year-over-year and a $2 million or five percent increase sequentially.
The FCC recently increased the nationwide funding cap for the federal E-Rate program, from $2.4 billion to $3.9 billion, stabilizing support for many of Managed Broadband’s school and library customers.
Significant Events

On April 12, 2015, GCI transitioned the former ACS wireless customers to its billing and customer care platform. The reaction has been positive. Since last fall, GCI has increased its customer service, front line sales and support staff by 165 full time positions.
On April 1st GCI closed on $450 million in senior unsecured notes, with a 6.875 percent coupon maturing in 2025. These notes replace the Company’s 8.625% 2019 bonds, providing cash interest savings of approximately $5 million per year. The company’s capital structure is now in a more secure position, with 80 percent of the debt maturities’ occurring in five or more years.

Capital expenditures for the quarter totaled $37 million, in line with expectations.
During the quarter, GCI repurchased 1.1 million shares of its Class A common stock, at a cost of $16.1 million.
Over the past two years, GCI’s Cycle30 subsidiary has been working on the development of a next-generation billing platform to serve the needs of quadruple-play providers like GCI. After a detailed assessment earlier this year, GCI elected to wind down the development effort because of scope, schedule, and budget risks. GCI has also decided to stop marketing a machine-to-machine billing platform developed by Cycle30. These actions will result in an aggregate write-off of $26.4 million. Cycle30’s day-to-day operations have been reintegrated into GCI, and GCI is proceeding with an RFP to select a proven, packaged billing solution to meet its needs, and is continuing to seek ways to simplify plans and processes to benefit the eventual billing conversion.

Guidance
GCI reiterates the following guidance for 2015 financial performance:

•	Revenues will be in the range of $920 - 970 million.

•	Adjusted EBITDA of $310 - 335 million, which excludes one-time costs for the transition of ACS wireless customers and network assets to GCI.

•
Core capital expenditures will be approximately $170 million, of which approximately $45 million will be on wireless network projects, and approximately $85 million will be on other network and infrastructure projects.

Conference Call

The Company will hold a conference call to discuss the financial results on Wednesday, May 6th, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:50-2:00 p.m. (Eastern) at 800-779-5739 (International callers should dial +1-203-827-7046) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions.
A replay of the call will be available for 72-hours by dialing 866-359-6494, access code 7461 (International callers should dial +1-203-369-0151).
Forward-Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and -operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.
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GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	March 31	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$42,807	15,402

Receivables (including $0 and $27,944 from a related party at March 31, 2015 and December 31, 2014, respectively)	198,721	212,441
Less allowance for doubtful receivables	6,152	4,542
Net receivables	192,569	207,899

Deferred income taxes	64,620	56,120
Inventories	14,537	17,032
Prepaid expenses	13,644	12,179
Other current assets	3,146	153
Total current assets	331,323	308,785

Property and equipment in service, net of depreciation	995,343	1,013,242
Construction in progress	88,048	99,240
Net property and equipment	1,083,391	1,112,482

Goodwill	233,335	229,560
Cable certificates	191,635	191,635
Wireless licenses	86,347	86,347
Other intangible assets, net of amortization	65,573	66,015
Deferred loan and senior notes costs, net of amortization of $9,157 and $8,644 at March 31, 2015 and December 31, 2014, respectively	16,758	10,949
Other assets	37,819	52,725
Total other assets	631,467	637,231
Total assets	$2,046,181	2,058,498

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	March 31	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2015	2014
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$11,594	8,722
Accounts payable (including $0 and $7,447 to a related party at March 31, 2015 and December 31, 2014, respectively)	54,699	76,918
Deferred revenue	30,129	29,314
Accrued payroll and payroll related obligations	27,153	32,803
Accrued interest	24,265	6,654
Accrued liabilities	18,381	14,457
Subscriber deposits	1,537	1,212
Total current liabilities	167,758	170,080

Long-term debt, net	1,322,826	1,036,056
Obligations under capital leases, excluding current maturities	64,388	66,499
Obligation under capital lease due to related party, excluding current maturity	1,849	1,857
Deferred income taxes	189,571	187,872
Long-term deferred revenue	99,364	85,734
Other liabilities	67,494	43,178
Total liabilities	1,913,250	1,591,276

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 37,458 and 37,998 shares at March 31, 2015 and December 31, 2014, respectively; outstanding 37,432 and 37,972 shares at March 31, 2015 and December 31, 2014, respectively	—	13,617
Class B. Authorized 10,000 shares; issued and outstanding 3,158 and 3,159 at March 31, 2015 and December 31, 2014, respectively; convertible on a share-per-share basis into Class A common stock	2,667	2,668
Less cost of 26 Class A common shares held in treasury at March 31, 2015 and December 31, 2014	(249)	(249)
Paid-in capital	(9,140)	26,773
Retained earnings	105,163	124,547
Total General Communication, Inc. stockholders' equity	98,441	167,356
Non-controlling interests	34,490	299,866
Total stockholders’ equity	132,931	467,222
Total liabilities and stockholders’ equity	$2,046,181	2,058,498

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands, except per share amounts)	2015	2014
Revenues:
Non-related party	$225,806	200,503
Related party	5,283	15,780
Total revenues	231,089	216,283

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	73,887	69,143
Related party	881	2,631
Total cost of goods sold	74,768	71,774

Selling, general and administrative expenses:
Non-related party	83,388	70,742
Related party	540	1,150
Total selling, general and administrative expenses	83,928	71,892

Depreciation and amortization expense	45,235	42,352
Software write-off	26,417	—
Operating income	741	30,265

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(20,985)	(18,211)
Derivative instrument unrealized loss	(2,120)	—
Other	(3,147)	(97)
Other expense, net	(26,252)	(18,308)

Income (loss) before income taxes	(25,511)	11,957
Income tax (expense) benefit	6,786	(1,196)
Net income (loss)	(18,725)	10,761

Net income attributable to non-controlling interests	544	9,621
Net income (loss) attributable to General Communication, Inc.	$(19,269)	1,140

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.49)	0.03
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.49)	0.03
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.49)	0.03
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.49)	0.03
Common shares used to calculate Class A basic EPS	36,217	36,081
Common shares used to calculate Class A diluted EPS	39,376	39,362

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2015			First Quarter 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$59,204	18,204	77,408	62,517	8,236	70,753
Data	—	96,446	96,446	—	87,613	87,613
Video	—	33,639	33,639	—	32,401	32,401
Voice	—	23,596	23,596	—	25,516	25,516
Total	59,204	171,885	231,089	62,517	153,766	216,283

Cost of goods sold	17,531	57,237	74,768	18,713	53,061	71,774

Contribution	41,673	114,648	156,321	43,804	100,705	144,509

Less SG&A	4,502	79,426	83,928	5,958	65,934	71,892
Share-based compensation	—	2,801	2,801	—	1,778	1,778
Accretion	216	234	450	176	125	301
Other	—	(341)	(341)	—	101	101
Adjusted EBITDA	$37,387	37,916	75,303	38,022	36,775	74,797

Wireless transition costs	—	6,797	6,797	—	—	—
Proforma Adjusted EBITDA	$37,387	44,713	82,100	38,022	36,775	74,797

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2015			Fourth Quarter 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$59,204	18,204	77,408	61,665	9,539	71,204
Data	—	96,446	96,446	—	94,959	94,959
Video	—	33,639	33,639	—	39,227	39,227
Voice	—	23,596	23,596	—	23,401	23,401
Total	59,204	171,885	231,089	61,665	167,126	228,791

Cost of goods sold	17,531	57,237	74,768	24,686	56,961	81,647

Contribution	41,673	114,648	156,321	36,979	110,165	147,144

Less SG&A	4,502	79,426	83,928	4,443	74,712	79,155
Share-based compensation	—	2,801	2,801	—	2,268	2,268
Accretion	216	234	450	148	140	288
Other	—	(341)	(341)	—	109	109
Adjusted EBITDA	$37,387	37,916	75,303	32,684	37,970	70,654

Wireless transition costs	—	6,797	6,797	—	—	—
Proforma Adjusted EBITDA	$37,387	44,713	82,100	32,684	37,970	70,654

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2015	2014	2014
Net income (loss)	$(18,725)	10,761	5,796
Income tax expense (benefit)	(6,786)	1,196	1,400
Income (loss) before income tax expense	(25,511)	11,957	7,196

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	20,985	18,211	18,267
Derivative instrument unrealized loss	2,120	—	—
Other	3,147	97	84
Other expense, net	26,252	18,308	18,351

Operating income	741	30,265	25,547
Depreciation and amortization expense	45,235	42,352	42,442
Software write-off	26,417	—	—
Share-based compensation	2,801	1,778	2,268
Accretion	450	301	288
Other	(341)	101	109
Adjusted EBITDA (Note 1)	$75,303	74,797	70,654

Wireless transition costs	6,797	—	—
Proforma Adjusted EBITDA ( Note 2)	$82,100	74,797	70,654

Notes:
(1) The sum of net income (loss), interest expense (including amortization of deferred loan fees), interest income, income tax (expense) benefit, depreciation and amortization expense, software write-off, derivative instrument unrealized loss, share-based compensation, accretion expense, loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions, and other non-cash adjustments plus imputed interest on financed devices. Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

(2) Adjusted EBITDA before wireless acquisition transition costs.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2015				First Quarter 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$16,410	1,794	—	18,204	7,491	745	—	8,236
Data	31,272	36,298	28,876	96,446	26,944	34,840	25,829	87,613
Video	29,225	4,414	—	33,639	27,249	5,152	—	32,401
Voice	7,801	10,706	5,089	23,596	8,445	11,741	5,330	25,516
Total	$84,708	53,212	33,965	171,885	70,129	52,478	31,159	153,766

(Amounts in thousands)
	First Quarter 2015				Fourth Quarter 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$16,410	1,794	—	18,204	9,158	381	—	9,539
Data	31,272	36,298	28,876	96,446	30,294	37,694	26,971	94,959
Video	29,225	4,414	—	33,639	29,159	10,068	—	39,227
Voice	7,801	10,706	5,089	23,596	7,839	10,253	5,309	23,401
Total	$84,708	53,212	33,965	171,885	76,450	58,396	32,280	167,126

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				March 31, 2015		March 31, 2015
				as compared to		as compared to
	March 31,	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2015	2014	2014	2014	2014	2014	2014
Wireline Segment
Consumer
Data
Cable modem subscribers	121,700	116,400	119,100	5,300	2,600	4.6%	2.2%
Video
Basic subscribers	114,700	118,000	116,400	(3,300)	(1,700)	(2.8)%	(1.5)%
Digital programming tier subscribers	62,300	66,900	63,800	(4,600)	(1,500)	(6.9)%	(2.4)%
HD/DVR converter boxes	109,900	101,200	108,400	8,700	1,500	8.6%	1.4%
Homes passed	248,700	248,000	248,200	700	500	0.3%	0.2%
Voice
Local access lines in service	53,400	59,800	54,600	(6,400)	(1,200)	(10.7)%	(2.2)%
Business Services
Data
Cable modem subscribers	14,100	14,000	14,100	100	—	0.7%	—%
Video
Hotels and mini-headend subscribers	17,100	17,000	17,100	100	—	0.6%	—%
Basic subscribers	2,000	2,000	1,900	—	100	—%	5.3%
Total basic subscribers	19,100	19,000	19,000	100	100	0.5%	0.5%
Voice
Local access lines in service	47,500	48,500	47,400	(1,000)	100	(2.1)%	0.2%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	26,300	29,500	25,000	(3,200)	1,300	(10.8)%	5.2%
Consumer Non-Lifeline lines in service	183,700	94,400	106,400	89,300	77,300	94.6%	72.7%
Business Services Non-Lifeline lines in service	28,600	18,500	18,200	10,100	10,400	54.6%	57.1%
Total wireless lines in service	238,600	142,400	149,600	96,200	89,000	67.6%	59.5%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				March 31, 2015		March 31, 2015
	Three Months Ended			as compared to		as compared to
	March 31,	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2015	2014	2014	2014	2014	2014	2014
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$84.37	$76.98	$83.57	$7.39	$0.80	9.6%	1.0%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$83.93	$75.93	$83.01	$8.00	$0.92	10.5%	1.1%

Wireless
Average monthly revenue per subscriber	$48.23	$50.01	$50.16	$(1.78)	$(1.93)	(3.6)%	(3.8)%